UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 15, 2010

ACCELRYS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-27188	33-0557266
(State or other jurisdiction of incorporation)	Commission file number	(I.R.S. Employer identification number)

10188 Telesis Court, San Diego, California 92121-1761

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (858) 799-5000

N/A

(Former name, or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On September 15, 2010, Accelrys, Inc., a Delaware corporation (the “Company”), held an annual meeting of its stockholders. At the annual meeting, a total of 49,914,701 shares, or 90.2%, of the Company’s common stock issued and outstanding as of the record date, were represented in person or by proxy. Set forth below is a brief description of each matter voted upon at the annual meeting and the voting results with respect to each matter.

1.	A proposal to elect each of the following four individuals to serve as Class III directors until the Company’s 2013 annual meeting of stockholders and until their respective successors have been elected and qualified.

Name	For	Withheld	Broker Non-Vote
Kenneth L. Coleman	25,193,597	15,333,180	9,387,924
Ricardo B. Levy	25,193,034	15,333,743	9,387,924
Chris van Ingen	39,379,585	1,147,192	9,387,924
Bruce Pasternack	39,289,713	1,237,064	9,387,924

2.	A proposal to ratify the selection of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2011.

For	Against	Abstained	Broker Non-Vote
41,626,376	8,134,813	153,512	0

Pursuant to the foregoing votes, the four nominees listed above were elected to serve on the Company’s Board of Directors and the selection of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for the 2011 fiscal year was ratified.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCELRYS, INC.

By:	/s/ David R. Mersten
David R. Mersten
Senior Vice President, General Counsel and Secretary

Date: September 17, 2010

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